Exhibit 4.1

CITOTECH SYSTEMS INC.

2001 SHARE OPTION PLAN

Dated for Reference September 27, 2001

PART 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1

In this Share Option Plan:

(a)

Accelerated Vesting Event means the occurrence of any one of

(i)

a take-over bid as defined in the Securities Act (British Columbia) is made for Common Shares or Convertible Securities which, if successful would result (assuming the conversion, exchange or exercise of the Convertible Securities, if any, that are the subject of the take-over bid) in any person or persons acting jointly or in concert (as such phrase is defined in the Securities Act (British Columbia)) or persons associated or affiliated with such person or persons within the meaning of the Canada Business Corporations Act beneficially, directly or indirectly, owning shares that would, notwithstanding any agreement to the contrary, entitle the holders thereof for the first time to cast at least three-quarters of the votes attaching to all shares in the capital of the Corporation that may be cast to elect Directors,

(ii)

the acquisition or continuing ownership by any person or persons acting jointly or in concert (as such phrase is defined in the Securities Act  (British Columbia)), directly or indirectly, of Common Shares or of Convertible Securities, which, when added to all other securities of the Corporation at the time held by such person or persons, or persons associated or affiliated with such person or persons within the meaning of the Canada Business Corporations Act (collectively, the “Acquirors”), and assuming the conversion, exchange or exercise of Convertible Securities beneficially owned by the Acquirors, results in the Acquirors beneficially owning shares that would, notwithstanding any agreement to the contrary, entitle the holders thereof for the first time to cast at least three-quarters of the votes attaching to all shares in the capital of the Corporation that may be cast to elect Directors,

(iii)

the sale, lease, exchange or other disposition of all or substantially all of the Corporation’s assets, or

(iv)

an amalgamation, merger, arrangement or other business combination (a “Business Combination”) involving the Corporation that results in the securityholders of the parties to the Business Combination other than the Corporation owning, directly or indirectly, shares of the continuing entity that entitle the holders thereof to cast at least three-quarters of the votes attaching to all shares in the capital of the continuing entity that may be cast to elect Directors;

(b)

Affiliate means an affiliate of the Corporation as determined under the Canada Business Corporations Act;

(c)

Associate has the meaning ascribed thereto in the Securities Act (British Columbia);

(d)

Board means the board of directors of the Corporation;

(e)

Common Shares means Common shares without par value in the capital of the Corporation;

(f)

Convertible Securities means securities convertible into, exchangeable for or representing the right to acquire Common Shares;

(g)

Corporation means Citotech Systems Inc.;

(h)

Director means a director of the Corporation;

(i)

Disinterested Shareholders’ Approval means approval by a majority of the votes cast by all the Corporation’s shareholders at a duly constituted shareholders’ meeting, excluding votes attached to shares beneficially owned by Insiders;

(j)

Effective Date of an Option means the date on which the Option is granted, whether or not the grant is subject to any Regulatory Approval;

(k)

Employee means a bona fide employee of the Corporation or of a Subsidiary, and includes

(i)

a bona fide permanent part-time employee of the Corporation or an Affiliate, and

(ii)

a bona fide consultant of the Corporation or of an Affiliate who is approved for participation in this Share Option Plan by the Board and in respect of whom the Corporation has qualified by way of an exemption, or has obtained an order from any securities commission or other regulatory authority having jurisdiction over the granting of options to consultants, permitting granting of the Option;

(l)

Expiry Date of an Option means the day on which an Option lapses;

(m)

Insider means

(i)

an insider of the Corporation as defined in the Securities Act (British Columbia), other than a person who is an insider solely by virtue of being a director or senior officer of a Subsidiary, and

(ii)

an Associate of a person who is an Insider by virtue of §(i);

(n)

Officer means an individual who is an officer of the Corporation;

(o)

Option means a right to purchase Common Shares granted under this Share Option Plan to a Director, Officer or Employee;

(p)

Outstanding Issue means the number of Common Shares outstanding on a non-diluted basis;

(q)

Option Commitment means the notice of grant of an Option delivered by the Corporation to an Optionee and substantially in the form of Schedule “A” hereto;

(r)

Optioned Shares means Common Shares subject to an Option;

(s)

Optionee means an individual to whom an Option is granted by the Corporation under this Share Option Plan;

(t)

Regulatory Approval means the approval of the Canadian Venture Exchange and every other stock exchange or securities regulatory agency whose approval is required in the circumstances;

(u)

Retired means

(i)

with respect to an Officer or Employee, the retirement of the Officer or Employee within the meaning of the Canada Pension Plan, after attainment of age 65, and

(ii)

with respect to a Director, cessation of office as a Director, other than by reason of death, after attainment of age 70;

(v)

Share Compensation Arrangement means any stock option, stock option plan, employee stock purchase plan, share distribution plan or any other compensation or incentive mechanism involving the issuance or potential issuance of shares to any Director, Officer or Employee, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guaranty or otherwise;

(w)

Share Option Plan means this 2001 Share Option Plan;

(x)

Subscription Price means the amount payable on an exercise of an Option;

(y)

Subsidiary means a subsidiary of the Corporation as determined under the Canada Business Corporations Act;

(z)

Totally Disabled, with respect to an Employee or Officer, means that, solely because of disease or injury the Employee or Officer is deemed by a qualified physician selected by the Corporation to be unable to work at any occupation which the Employee or Officer is reasonably qualified to perform and, with respect to a Director, means that, solely because of disease or injury, the Director is deemed by a qualified physician selected by the Corporation to be unable to carry out his or her responsibilities on the Board;

(aa)

a reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations; and

(bb)

the words “the last day on which the Officer or Employee worked for the Corporation or an Affiliate of the Corporation” means, with respect to an Officer or Employee whose employment has been terminated by the Corporation or an Affiliate of the Corporation

(i)

other than for cause, either

(A)

the day specified by the Corporation or such Affiliate in writing to the Officer or Employee as being the last day on which the Officer or Employee is to work for the Corporation or a Affiliate of the Corporation, or

(B)

if such Officer or Employee is given pay in lieu of advance notice of a pending effective date of termination, the day on which such notice of termination is given in writing by the Corporation or such Affiliate to the Officer or Employee, and

(ii)

for cause, the day on which the notice of termination was given.

PART 1

SHARE OPTION PLAN

Purpose of Share Option Plan

2.1

The purpose of this Share Option Plan is to recognize contributions made by Directors, Officers and Employees and to provide for an incentive for their continuing relationship with the Corporation and its Affiliates.

Eligibility

2.2

Options to purchase unissued Common Shares may be granted from time to time under this Share Option Plan by the Board to Directors, Officers and Employees.

Incorporation of Terms of Share Option Plan

2.3

Subject to specific variations approved by the Board, all terms and conditions set out herein will be deemed to be incorporated into and form part of each Option granted under this Share Option Plan.

Maximum Shares to be Allotted

2.4

The maximum aggregate number of Common Shares that may be allotted for issuance under this Share Option Plan, is 2,200,000, subject to adjustment in accordance with §3.8.  If Options are surrendered, terminated or expire without being exercised, new Options may be granted covering Common Shares not purchased under such lapsed Options.

PART 2

TERMS AND CONDITIONS OF OPTIONS

Subscription Price

3.1

The Subscription Price per Common Share to be acquired on the exercise of an Option will be the closing price per share for the Common Shares on the Canadian Venture Exchange (the “Exchange”) on the last trading day on such exchange before the Effective Date of the Option or such other price per share determined by the Board in accordance with the policies of the Exchange.

Term of Options

3.2

The term of an Option will be such period after the Effective Date thereof, not exceeding 5 years, as the Board determines at the time of granting of the Option.

Vesting of Option Rights

3.3

The vesting periods for all Options granted pursuant to this Plan will be determined at the discretion of the Board at the time of the grant.

Variation of Vesting Periods

3.4

If the Board determines with respect to an Optionee that it is desirable to alter the vesting periods of any particular Option, it may fix the vesting of that Option before or after its grant in such manner as it determines in its discretion, provided however that no variation of vesting periods shall permit Common Shares to be issued to an Optionee any earlier than is required by policies of the Exchange.

3.5

If there occurs an Accelerated Vesting Event each Option held by an Optionee may be exercised by the Optionee at any time or from time to time on or before the Expiry Date of the Option provided that with respect to an Option held by an Officer or Employee the Accelerated Vesting Event must have occurred on or before the last day on which the Officer or Employee worked for the Corporation or an Affiliate of the Corporation.

Limitation on Right to Exercise

3.6

No Option may be exercised after

(a)

the time at which the Optionee ceases to be a Director, or

(b)

in the case of an Officer or Employee, 5:00 p.m. Vancouver Time on the last day on which the Officer or Employee worked for the Corporation or an Affiliate of the Corporation

(each of §(a) and (b) being the “particular time”), except as follows:

(i)

an Option that would otherwise so cease to be exercisable by reason of the death of the Optionee at the particular time may be exercised by the personal representatives of the Optionee, from time to time no later than the earlier of the Expiry Date of the Option and one year after the particular time, as to a total number of shares not exceeding the number of shares as to which the Optionee did not exercise the Option before the particular time, including shares as to which pursuant to §3.3 or §3.4 the Optionee was at the particular time not yet entitled to exercise the Option;

(ii)

an Option that would otherwise so cease to be exercisable by reason that the particular time is the effective time that the Optionee has Retired or become Totally Disabled may be exercised by the Optionee or, if the Optionee dies after the particular time, the personal representatives of the Optionee, from time to time no later than the earlier of the Expiry Date of the Option and three years after the particular time, as to a total number of shares not exceeding the number of shares as to which the Optionee did not exercise the Option before the particular time, including shares as to which pursuant to §3.3 or §3.4 the Optionee was at the particular time not yet entitled to exercise the Option;

(iii)

an Option that would otherwise so cease to be exercisable by reason that, in circumstances in which neither §(i) nor §(ii) applies,

(A)

the particular time is the effective time that the Optionee ceases to be a Director, or

(B)

the particular time

(I)

is 5:00 p.m. Vancouver Time on the last day on which the Officer or Employee worked for the Corporation or an Affiliate of the Corporation, except where the office or employment was terminated for cause, and

(II)

is not a time immediately before which the office might have been terminated by the Corporation or an Affiliate of the Corporation, or the employment terminated by the Corporation or an Affiliate of the Corporation, for cause, may be exercised by the Optionee or, if the Optionee dies after the particular time, the personal representatives of the Optionee, from time to time no later than 5:00 p.m. Vancouver Time on the earlier of the Expiry Date of the Option and the day that is 30 days after the particular time, as to a total number of shares not exceeding the number of shares as to which the Optionee was entitled to and did not exercise the Option immediately before the particular time.

Non-Assignability

3.7

Except as provided in §3.6 or as permitted by applicable regulatory authorities in connection with a transfer to a registered retirement savings plan or registered retirement income fund established by or for the Optionee or under which the Optionee is the beneficiary, an Option may be exercised only by the Optionee to whom it is granted and will not be assignable or transferable.

Adjustment

3.8

The number of Common Shares subject to an Option and the price per share payable on exercise of an Option will be subject to adjustment in the events and in the manner following:

(a)

if the Common Shares are subdivided or consolidated after the Effective Date of an Option, or the Corporation pays to holders of Common Shares of record as of a date after the Effective Date of an Option a dividend payable in Common Shares,

(i)

the number of Common Shares which would be acquired on any exercise of the Option thereafter will be adjusted to the number of such shares that the Optionee would hold through the combined effect of such exercise and such subdivision, consolidation or stock dividend if the time of the subdivision or consolidation or the record date of such stock dividend had been immediately after the exercise,

(ii)

the price per share payable on such an exercise of such an Option will be adjusted in inverse proportion to the adjustment under §(i) in the number of shares that may be acquired or such exercise,

and the number of such shares referred to in §2.4 and §5.4(c) and considered as previously allotted for the purposes of applying §2.4 and §5.4(c) will be correspondingly adjusted;

(b)

if there is any capital reorganization, reclassification or other change or event affecting the Common Shares to which §(a) does not apply, the Board will determine whether in the circumstances it is just and equitable that there be some alteration in the securities or other consideration to be acquired by Optionees on the exercise of Options then outstanding and will make such amendments to the Share Option Plan as the Board considers appropriate in the circumstances to ensure a just and equitable result;

(c)

the Corporation will not be required to issue any fractional share in satisfaction of its obligations hereunder or make any payment in lieu thereof.

Disputes

3.9

If any question arises at any time with respect to the Subscription Price or number of Optioned Shares deliverable upon exercise of an Option in any of the events set out in §3.8, such question will be conclusively determined by the Corporation’s auditors, or, if the auditors decline to so act, any other firm of chartered accountants in Vancouver, British Columbia that the Corporation may designate, and such auditors or other firm will have access to all appropriate records and its determination will be binding upon the Corporation and each Optionee.

PART 3

PROCEDURE

Option Commitment

4.1

`Upon the granting of an Option hereunder the Board of the Corporation will deliver to the Optionee an Option Commitment detailing the terms of the Option and upon such delivery the Optionee will be a participant in this Share Option Plan and have the right to purchase the Optioned Shares at the Subscription Price set out therein, subject to the terms of this Share Option Plan.

4.2

Upon the occurrence of an event to which §3.8 applies, the Board may deliver to any Optionee with respect to any Option a revised Option Commitment, identified as such, with respect to shares as to which the Option has not been exercised, reflecting the application of §3.8 by reason of that event.

Manner of Exercise

4.3

An Optionee being entitled to and wishing to exercise an Option may do so only by delivering to the Corporation at its head office

(a)

a written notice addressed to the Corporation specifying the number of Optioned Shares being acquired pursuant to the Option, and

(b)

a certified cheque or bank draft payable to the Corporation for the aggregate Subscription Price for the Optioned Shares being acquired.

Share Certificates

4.4

Upon an exercise of an Option the Corporation will direct its transfer agent to issue a share certificate to an Optionee for the appropriate number of Optioned Shares not later than five days thereafter.

PART 4

GENERAL PROVISIONS

Effective Date of Plan

5.1

This Share Option Plan will become effective on the receipt of both Regulatory Approval and shareholder approval.

Administration

5.2

The Board will be responsible for the general administration of this Share Option Plan, the proper execution of its provisions, the interpretation of this Share Option Plan and the determination of all questions arising pursuant to this Share Option Plan, and without limiting the generality of the foregoing, the Board will have the power to:

(a)

allot Common Shares for issuance in connection with Options granted under the Share Option Plan;

(b)

grant Options hereunder;

(c)

subject to Regulatory Approval, amend, suspend, terminate or discontinue the Share Option Plan, or revoke or alter any action taken in connection therewith except that no amendment or suspension of the Share Option Plan will, without the written consent of all Optionees, alter or impair any Option granted under the Share Option Plan; and

(d)

save and except for the provisions in (a), delegate all or such portion of its powers hereunder as it may determine to one or more committees of the Board, either indefinitely or for such period of time as it may specify, and thereafter each such committee may exercise the powers and discharge the duties of the Board in respect of the Share Option Plan so delegated to the same extent as the Board is hereby authorized so to do.

Limitations on Issue

5.3

The number of Common Shares reserved for issue to any person under this Share Option Plan may not exceed 5% of the Outstanding Issue.

5.4

Under this Share Option Plan and any other Share Compensation Arrangement, the number of Common Shares that may be

(a)

reserved for issuance to Insiders of the Corporation may not exceed 10% of the Outstanding Issue at that time,

(b)

issued to Insiders, within a one year period may not exceed 10% of the Outstanding Issue at that time, and

(c)

issued to any one Insider and his or her Associates within a one-year period, may not exceed 5% of the Outstanding Issue at that time.

5.5

For the purposes of §5.4, Common Shares issuable to an Insider pursuant to a stock option or other entitlement that was granted before the person became an Insider will be excluded in determining the number of Common Shares issuable to Insiders.

Amendment

5.6

Subject to Regulatory Approval, the Board may amend, suspend, terminate or discontinue this Share Option Plan, or revoke or alter any action taken pursuant to this Share Option Plan, except that no amendment, suspension, termination or discontinuance of this Share Option Plan will alter or impair any Option without the written consent of the Optionee.

5.7

Notwithstanding §5.6, the Corporation will be required to obtain prior Disinterested Shareholder Approval of the Share Option Plan (including any amendments thereto) before any of the following can become effective:

(a)

any Option that could result in one of the following:

(i)

the aggregate number of Common Shares reserved for issue to Insiders exceeding 10% of the Outstanding Issue;

(ii)

the issuance to Insiders within a one-year period, of a number of Common Shares exceeding 10% of the Outstanding Issue; or

(iii)

the issuance to any one Insider and his or her Associates, within a one-year period, of a number of Common Shares exceeding 5% of the Outstanding Issue;

(b)

any proposed reduction in the Subscription Price of an Option previously granted to an Insider.

Governing Law

5.8

This Share Option Plan will be construed in accordance with and the rights of the Corporation and each Optionee will be governed by the laws of British Columbia and the laws of Canada applicable therein.

Notice

5.9

Each notice, demand or communication required or permitted to be given under this Share Option Plan will be in writing and will be delivered to the person to whom it is addressed, and  the date of delivery of such notice, demand or communication will be the date of receipt by the addressee.

Employment

5.10

Nothing contained in this Share Option Plan will confer upon any Optionee or Employee any right with respect to employment or continuance of employment with the Corporation or an Affiliate, or interfere in any way with the right of the Corporation or an Affiliate to terminate the Optionee’s or Employee’s employment at any time.  Participation in this Share Option Plan by an Optionee or Employee will be voluntary.

No Representation or Warranty

5.11

The Corporation makes no representation or warranty as to the future market value of Common Shares issued in accordance with the provisions of this Share Option Plan.  Notwithstanding any other provision of this Share Option Plan, the Corporation has no obligation to issue or deliver any Common Shares under this Share Option Plan or to make any other distribution of benefits hereunder unless such issuance, delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

SCHEDULE “A”

2001 SHARE OPTION PLAN

OPTION COMMITMENT

Notice is hereby given that, effective ____________________, 20___ (the “Effective Date”) Citotech Systems Inc. (the “Corporation”), pursuant to the Corporation’s 2001 Share Option Plan (the “Plan”), as it may have been amended to the Effective Date, granted to __________________________________________________________  (the “Optionee”), an Option (the “Option”) to acquire up to ______________________ Common Shares in the capital of the Corporation (the “Optioned Shares”) on or before _______________, _______________ at a Subscription Price of Cdn. $_______________ per share.

The Optioned Shares may be acquired as follows:

Pursuant to the policies of the Canadian Venture Exchange, any Optioned Shares acquired within four months of the date of this commitment form may not be traded until such four-month period has expired and a legend to that effect will be placed on any share certificate issued.  The number of Optioned Shares will be adjusted if and to the extent required in accordance with §3.8 of the Plan.

To exercise the Option, the Optionee must deliver to the Corporation at its head office a written notice addressed to the Corporation specifying the number of Optioned Shares that the Optionee wishes to acquire, together with a certified cheque or bank draft payable to the Corporation for the aggregate Subscription Price for such shares.  A share certificate evidencing the Optioned Shares thereby acquired will be issued to the Optionee by the Corporation’s transfer agent in accordance with the Plan.

CITOTECH SYSTEMS INC.

Per:

______________________________

Authorized Signatory

Per:

______________________________

Authorized Signatory

The Corporation hereby represents that, where options hereunder are being granted to employees, the optionee is a bona fide employee of the company, subsidiary or management company providing services to the listed Corporation (other than investor relations).